VALENCE TECHNOLOGY UNVEILS NEW BUSINESS STRATEGY TO DRIVE NEXT STAGE OF GROWTH

Company Introduces Next Generation Chemistry, Implements Licensing and System Sales Approach, Focuses on Broader Applications of its Technology to Access Significant Energy Solutions Market Opportunity

AUSTIN, TX, August 23, 2001 -- Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of lithium-ion polymer rechargeable batteries, today announced details of its new business strategy that is designed to transition the business from a research and development oriented company to an operational company with a stronger sales and marketing focus. The company's strategy includes the introduction of its "next generation" phosphate technology; a balanced licensing and system sales approach; a manufacturing plan that leverages internal capabilities as well as OEM relationships; and performance guidance and milestones reflective of this transition.

Stephan B. Godevais, Valence's president and chief executive officer, said, "Today represents a significant milestone for Valence and a major turning point for the battery industry overall. With our new business strategy complete, we now have a superior technology in hand, a significantly broadened market opportunity ahead of us, and defined steps to capture that opportunity."

The Phosphate Advantage

Phosphates represent a superior solution relative to today's rechargeable batteries, because they offer great cost/performance attributes with better safety and environmental characteristics. Valence expects to leverage phosphates by capitalizing on the energy density and efficiency of Lithium Ion, and offering an alternative that addresses the weaknesses inherent to the cobalt chemistry around costs, safety and environmental issues.

"We believe that phosphates will become a major play in today's markets, providing a clear, differentiated alternative to existing technologies. Further, the combination of phosphates with our existing polymer technology presents a highly competitive solution for a wide variety of applications, which allows for the creation of new markets that current technologies do not serve adequately," concluded Godevais.

Valence plans to introduce its new phosphate based technology by early next year, addressing the existing consumer, computer and communications markets sized at $13 billion. The company also intends to address new markets with its technology, including the vehicular and industrial segments, estimated to approach $40 billion.

Capturing the Opportunity

Valence's growth objective is to facilitate the adoption of its technology across industries through widespread licensing, while, at the same time, leveraging its core system capabilities in selected target markets where the company believes it can extend its technology better than anyone else. Valence has established a strategy that focuses on both technology licensing and system sales. Licensing provides a "first-to-market" advantage to licensees in all the segments


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not targeted by Valence. This "field of use" licensing strategy will maximize the widespread adoption of the company's technology while allowing Valence to start developing a presence in a few existing and emerging markets. System sales will focus on new, emerging market segments where Valence will be able to leverage its deep domain knowledge and core competencies by designing batteries that truly differentiate customers' end products.

Godevais commented, "While this strategy makes the most sense from a market perspective, it is also the most compelling from a profitability standpoint. It enables us to focus on select, high margin segments with our system sales while facilitating the adoption of our technology across the rest of the industry through a highly profitable licensing strategy."

From a manufacturing perspective, the company's strategy will involve its own manufacturing capabilities as well as OEM relationships. Valence will continue to manufacture products in its Northern Ireland facilities for the highest value added part of its business. The company will complement these production capabilities with OEM partners that will be primarily Asia based for the mass production part of its business. Additionally, Valence intends to supply the materials production worldwide, which will provide an additional source of revenue going forward.

Phased Approach and Progress Milestones

Valence segments the execution of its business strategy into a phased approach: technology, product and customer. The following are key milestones to measure Valence's success in implementing its business strategy over the next twelve months:

During the technology phase, Valence's primary objectives are to evangelize their technology opportunity, complete management team additions, sign the first phosphate licensee and win a major system design. The company expects to achieve these goals by January 2002.

During the product phase, which will last until early summer 2002, Valence expects to sign additional phosphate licensees, obtain additional system design wins, launch several phosphate products, achieve phosphate production milestones, and begin the manufacturing ramp-up of phosphate products through its Northern Ireland plant and OEM partners.

The customer phase will be ongoing and identifiable by the launch of customer products that use Valence's battery technology.

Financial Performance Outlook

Valence expects to operate from a lower revenue base in the second and third quarters of fiscal 2002, with growth returning in the fourth quarter of fiscal 2002 as its strategy takes hold. As a result, Valence expects to report revenue of approximately $500,000 in the second quarter, $1.0 million to $2.0 million in the third quarter, and $3.0 million to $5.0 million in the fourth quarter. Fiscal year 2002 revenue is expected to range between $8.0 million to $10.0 million. Despite modest revenue expectations, Valence does not expect any degradation to the bottom line with expected earnings per share loss to be in the range of $0.20 to $0.25 in each quarter for the


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remainder of fiscal 2002. This is due to the continuing benefits of operational efficiencies and an operating expense base of $8 to $10 million for the remainder of fiscal year 2002.

The company expects that it will experience significant revenue growth in fiscal 2003 and a dramatic improvement in its overall profitability. If Valence is successful in achieving the milestones cited earlier, the company expects to achieve revenues in excess of $50 million and to approach breakeven by the end of fiscal year 2003.

Godevais concluded, "Given the strength of our technology, the market opportunity that it creates, a strategy that fully leverages our core competencies and a management team who can execute to this plan, we are well positioned for significant growth and great success."

Valence also noted that it received a $20 million funding commitment and has filed a shelf registration to secure another $30 million, which should provide sufficient funds to execute its strategy well into next year.

Conference Call

Valence will hold an investor conference call today at 5:00 p.m. EDT (2:00 p.m.
PDT) to discuss the details of its business strategy and first quarter results, as well as provide guidance on the company's future financial performance. The broadcast will include a slide presentation hosted on the company's Investor Relations Web site located at WWW.VALENCE.COM. Participants should allow approximately fifteen minutes prior to the call's start time to visit the site and download any streaming media software needed to listen to and view the Internet broadcast. An online archive of the broadcast will be available approximately four hours following the live call and will be available for approximately 30 days.

About Valence Technology

Valence is a leader in the development and commercialization of lithium-ion polymer rechargeable batteries. Valence has more than 790 issued and pending patents worldwide, including 284 issued in the U.S. Valence operates facilities in Austin, Texas, Henderson, Nevada and Mallusk, Northern Ireland. Valence is traded on the Nasdaq National Market under the symbol VLNC. Valence can be found on the Internet at HTTP://WWW.VALENCE.COM.

Forward-Looking Statements

The information contained in this news release includes forward-looking statements that involve risks and uncertainties. Such statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to, among other things, our revenues and operating results in future periods, the market opportunity represented by our new phosphate batteries, our ability to license our technology and sell our battery products and systems and the opportunities represented by our business strategy and our ability to successfully execute on that strategy. We caution you not to place undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of our future performance and involve risks and uncertainties. Our actual results may differ materially


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from those projected in this presentation, for the reasons, among others, discussed in our filings with the Securities and Exchange Commission. The information in this presentation concerning our forecast for future periods represents our outlook only as of today's date (August 23, 2001) and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new developments or otherwise.